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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 14, 2007

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     In our Form 8-K dated October 31, 2007, we stated that we expected that the ATWOOD HUNTER would complete its current contract work for Burullus Gas Co. (“Burullus”) around the middle of November 2007 and then return to work under the suspended contract for Woodside Energy Ltd. (“Woodside”) in Mauritania at a dayrate of $240,000. We have now reached agreement with Burullus to drill one more well which is expected to take until mid-December 2007 to complete at a dayrate of $325,000. Immediately upon completion of the Burullus work, the rig will be moved to a shipyard in Malta to undergo some equipment upgrades prior to returning to work under the suspended contract for Woodside. The rig is expected to be at zero rate for 20 days for this equipment upgrade period. The estimated 30 additional days in Egypt will be a reduction in the Woodside contract commitment; thus, July 2008 remains as the expected completion date of the reinstated Woodside contract; however, Woodside has two (2) six month options at dayrate to be mutually agreed, with a new agreement to use the rig beyond its current commitment having to be executed by 15 December 2007.

     The ATWOOD HUNTER is now expected to work for Burullus and Woodside (assuming no option exercises) during fiscal year 2008 as follows:

Burullus	Estimated Operating Dayrate

October 1, 2007 through November 15, 2007	$320,000

November 16, 2007 through December 17, 2007 (4 th well estimated 32 days)	$325,000

December 18, 2007 through December 25, 2007 (Mobilization to Malta)	$319,500

SHIPYARD
December 26, 2007 through January 15, 2008 (Malta Shipyard Period)	ZERO RATE

WOODSIDE
January 16, 2008 through February 6, 2008 (Tow to Mauritania)	$228,000

February 7, 2008 to Late July 2008 (Completion of Woodside Reinstated Contract)	$240,000

          The ATWOOD EAGLE continues to work offshore Australia under its contract with BHP Billiton (“BHPB”). In our Form 8-K dated October 31, 2007, we stated that we expected that the BHPB work will be completed around mid-April 2008. BHPB has now advised that it could be early May 2008 before this work is completed. Based upon this termination date, the two-year contract for Woodside at a dayrate of $405,000 would not start until late June 2008 to early July 2008.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: November 14, 2007